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Exhibit 23.1


                      CONSENT OF NEEDHAM & COMPANY, INC.


   We hereby consent to the use of our opinion as Appendix C to the Supplement to Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 (File No. 33-55343) and to the use of our firm's name as it appears in such Supplement to Proxy Statement/Prospectus.


/s/ NEEDHAM & COMPANY, INC.
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Needham & Company, Inc.
New York, New York
February 8, 1995